Exhibit 107.1
Calculation of Filing Fee Tables
Form
S-3ASR
(Form Type)
Blackstone Inc.
Blackstone Holdings I L.P.*
Blackstone Holdings AI L.P.*
Blackstone Holdings II L.P.*
Blackstone Holdings III L.P.*
Blackstone Holdings IV L.P.*
Blackstone Reg Finance Co. L.L.C.*
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock (3)(4)	Rule 457(r)	—	—	—	—	—

	Equity	Preferred stock (3)	Rule 457(r)	—	—	—	—	—

	Debt	Debt Securities (3)(5)	Rule 457(r)	—	—	—	—	—

	Debt	Guarantees of Debt Securities (5)(6)	Other	—	—	—	—	—

	Equity	Depositary Shares (3)	Rule 457(r)	—	—	—	—	—

	Other	Warrants (3)	Rule 457(r)	—	—	—	—	—

	Other	Purchase Contracts (3)	Rule 457(r)	—	—	—	—	—

	Other	Units (3)	Rule 457(r)	—	—	—	—	—

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

*	Additional Registrant
(1)
Not specified pursuant to General Instruction II.E of Form
S-3.
There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis in one or more offerings to be made hereunder.

(3)	Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.
(4)	An indeterminate number of shares of common stock may be issued from time to time upon exercise, conversion or exchange of other securities.
(5)
Debt securities may be issued by us and/or Blackstone Reg Finance Co. L.L.C. in the Registration Statement on Form
S-3ASR
to which this exhibit relates and may be issued without guarantees or may be guaranteed by us or one or more of the registrants (other than Blackstone Reg Finance Co. L.L.C.) under “Table of Additional Registrants.”

(6)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.